UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________________
FORM 8-K
 _____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2019
____________________________________________
LYONDELLBASELL INDUSTRIES N.V.
(Exact Name of Registrant as Specified in Charter)
 ____________________________________________

Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St.,		4th Floor, One Vine Street
Suite 300		London	Delftseplein 27E
Houston,	Texas	W1J0AH	3013AA	Rotterdam
USA	77010	United Kingdom	Netherlands
(Addresses of principal executive offices)

(713)	309-7200	+44 (0)	207	220 2600	+31 (0)	10	2755 500
(Registrant’s telephone numbers, including area codes)
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Ordinary Shares, €0.04 Par Value	LYB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the extraordinary general meeting of shareholders of LyondellBasell Industries N.V. (the “Company”) held on September 12, 2019 (the “Extraordinary General Meeting”), shareholders representing 263,201,906 shares of the Company, or approximately 78.5% of shares entitled to vote at the Extraordinary General Meeting, were present in person or by proxy. The Company’s shareholders voted on and approved each of the matters set forth below.
Proposal 1
The authorization of the Board to repurchase up to 10% of the Company’s outstanding shares, at prices ranging from the nominal value of the shares up to 110% of the market price for the shares, until March 12, 2021 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
262,211,240	264,213	726,453
Proposal 2
The cancellation of all or a portion of shares held in or repurchased into the Company’s treasury account was approved based on the following votes:

FOR	AGAINST	ABSTAIN
262,849,803	177,971	174,132

Item 8.01	Other Events.
As discussed under Item 5.07 above, on September 12, 2019, the Company’s shareholders approved a new share repurchase program authorizing the Company to repurchase up to 10% of the Company’s outstanding shares as of the date of the Extraordinary General Meeting, or approximately 33.3 million shares, over the next 18 months. The repurchases may be executed from time to time through open market or privately negotiated transactions, and the amount and timing of any future share repurchases may depend on, and be subject to, market conditions, general economic conditions, applicable legal requirements and other corporate considerations. The share repurchase program may be suspended or discontinued at any time and does not obligate the Company to acquire any particular number of shares.
Following the Extraordinary General Meeting, the Company will follow the procedures set forth under Dutch law for the cancellation of approximately 60.2 million treasury shares, representing 90% of shares currently held in its treasury account. The cancellation will become effective only following the conclusion of a two-month creditor opposition period and contingent upon the resolution of any objections that may be raised.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date:	September 12, 2019	By:	/s/ Jeffrey A. Kaplan
Jeffrey A. Kaplan
Executive Vice President and Chief Legal Officer